Exhibit 99.1
Designer Brands Inc. Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Third consecutive quarter of improved top line rate of change in comparable sales and net sales
Fourth quarter consolidated gross margin increased 280 basis points year-over-year
Full year adjusted operating income significantly above high end of guidance
2026 guidance reflects meaningful growth in profitability

COLUMBUS, Ohio, March 26, 2026 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the three months and year ended January 31, 2026.

"Our fourth quarter and fiscal 2025 results reflect disciplined execution as we strengthened the business and delivered sequential improvement across key financial metrics throughout the year," said Doug Howe, Chief Executive Officer. "We ended the year with fourth quarter net sales flat year-over-year and impressive gross margin expansion, driving full year adjusted operating income that significantly surpassed the high end of our guidance. As we enter fiscal 2026, we remain focused on our strategic priorities, executing the initiatives within our control, and building on the momentum we've established. We believe this focus will drive continued improvement in both sales and profitability over the long-term."

Fourth Quarter Operating Results (Unless otherwise stated, all comparisons are to the fourth quarter of 2024)
•Net sales were $713.6 million, flat to last year.
•Total comparable sales decreased by 1.9%.
•Gross profit increased to $302.7 million versus $282.6 million last year, and gross margin was 42.4% compared to 39.6% last year.
•Reported net loss attributable to Designer Brands Inc. was $20.0 million, or loss per diluted share of $0.40.
•Adjusted net loss was $15.6 million, or $0.31 loss per diluted share.

Full Year Operating Results (Unless otherwise stated, all comparisons are to full year 2024)
•Net sales decreased 3.9% to $2.9 billion.
•Total comparable sales decreased by 4.3%.
•Gross profit decreased to $1.26 billion versus $1.29 billion last year, and gross margin was 43.6% compared to 42.7% last year.
•Reported net loss attributable to Designer Brands Inc. was $8.4 million, or loss per diluted share of $0.17.
•Adjusted net income was $8.3 million, or adjusted diluted earnings per share of $0.16.

Liquidity
•Cash and cash equivalents totaled $50.9 million at the end of 2025, compared to $44.8 million at the end of 2024, with $101.1 million available for borrowings under our senior secured asset-based revolving credit facility.
•Debt totaled $435.0 million at the end of 2025, compared to $491.0 million at the end of 2024.
•Inventories totaled $563.5 million at the end of 2025, compared to $599.8 million at the end of 2024.

Return to Shareholders
A dividend of $0.05 per share of Class A and Class B common shares will be paid on April 10, 2026 to shareholders of record at the close of business on March 26, 2026.

Store Count

(square footage in thousands)	January 31, 2026		February 1, 2025
	Number of Stores	Square Footage	Number of Stores	Square Footage
DSW stores	519	10,177	520	10,252
The Shoe Co. stores	118	598	121	623
Rubino stores	28	147	28	149
Total number of stores	665	10,922	669	11,024

2026 Financial Outlook
The Company has announced the following guidance for the full year 2026:

Metric	2026 Guidance
Designer Brands Change in Net Sales	Down 1% to Up 1%
Effective tax rate	40%
Diluted Earnings per Share	$0.28 - $0.38
Weighted average diluted shares	58 million

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 7219648 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/3zpg2dvElJL
For those unable to listen to the live webcast, an archived version will be available at the same location until April 9, 2026. A replay of the teleconference will be available by dialing the following numbers:
North America: 1-855-669-9658
International: 1-412-317-0088
Passcode: 3859679
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the site to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-

consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 660 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than thirteen million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, new or increased tariffs and other barriers to trade, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute on our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, integrating previously acquired businesses and brands, and meeting consumer demands;     our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, and payment processing services whether as a result of reliance on third-party providers or otherwise; our reliance on third parties to provide customer payment processing services; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems, including the use of artificial intelligence tools; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
Retail	$655,920	87.7%	$656,755	88.3%	$(835)	(0.1)%
Brand Portfolio	91,883	12.3	87,266	11.7	4,617	5.3%
Total segment net sales	747,803	100.0%	744,021	100.0%	3,782	0.5%
Elimination of intersegment net sales	(34,214)		(30,449)		(3,765)	12.4%
Consolidated net sales	$713,589		$713,572		$17	—%

	Twelve months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
Retail	$2,656,809	88.0%	$2,749,124	87.3%	$(92,315)	(3.4)%
Brand Portfolio	362,861	12.0	398,881	12.7	(36,020)	(9.0)%
Total segment net sales	3,019,670	100.0%	3,148,005	100.0%	(128,335)	(4.1)%
Elimination of intersegment net sales	(126,999)		(138,743)		11,744	(8.5)%
Consolidated net sales	$2,892,671		$3,009,262		$(116,591)	(3.9)%

Comparable Sales
	Three months ended		Twelve months ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Change in comparable sales:
Retail segment	(1.7)%	1.0%	(3.9)%	(1.5)%
Brand Portfolio segment - direct-to-consumer channel	(11.4)%	(17.1)%	(21.9)%	(9.5)%
Total	(1.9)%	0.5%	(4.3)%	(1.7)%

Gross Profit
	Three months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
Retail	$275,058	41.9%	$265,878	40.5%	$9,180	3.5%	140
Brand Portfolio	28,644	31.2%	18,389	21.1%	10,255	55.8%	1,010
Total segment gross profit	303,702	40.6%	284,267	38.2%	19,435	6.8%	240
Net elimination of intersegment gross profit	(990)		(1,684)		694
Consolidated gross profit	$302,712	42.4%	$282,583	39.6%	$20,129	7.1%	280

	Twelve months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
Retail	$1,152,705	43.4%	$1,186,228	43.1%	$(33,523)	(2.8)%	30
Brand Portfolio	102,791	28.3%	109,814	27.5%	(7,023)	(6.4)%	80
Total segment gross profit	1,255,496	41.6%	1,296,042	41.2%	(40,546)	(3.1)%	40
Net recognition (elimination) of intersegment gross profit	4,894		(10,084)		14,978
Consolidated gross profit	$1,260,390	43.6%	$1,285,958	42.7%	$(25,568)	(2.0)%	90

Intersegment Recognition and Elimination Activity
	Three months ended
(in thousands)	January 31, 2026	February 1, 2025
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(34,214)	$(30,449)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	24,322	19,048
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	8,902	9,717
	$(990)	$(1,684)

	Twelve months ended
(in thousands)	January 31, 2026	February 1, 2025
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(126,999)	$(138,743)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	92,850	95,138
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	39,043	33,521
	$4,894	$(10,084)

Operating Profit (Loss)
	Three months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit (loss):
Retail	$29,912	4.6%	$24,463	3.7%	$5,449	22.3%	90
Brand Portfolio	3,667	4.0%	(4,425)	(5.1)%	8,092	NM	NM
Total segment operating profit	33,579	4.5%	20,038	2.7%	13,541	67.6%	180
Corporate/Eliminations	(47,799)		(45,892)		(1,907)	4.2%
Consolidated operating loss	$(14,220)	(2.0)%	$(25,854)	(3.6)%	$11,634	(45.0)%	160
NM - Not meaningful

Twelve months ended
(dollars in thousands)	January 31, 2026		February 1, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit:
Retail	$211,552	8.0%	$249,442	9.1%	$(37,890)	(15.2)%	(110)
Brand Portfolio	10,908	3.0%	3,225	0.8%	7,683	238.2%	220
Total segment operating profit	222,460	7.4%	252,667	8.0%	(30,207)	(12.0)%	(60)
Corporate/Eliminations	(174,696)		(217,734)		43,038	(19.8)%
Consolidated operating profit	$47,764	1.7%	$34,933	1.2%	$12,831	36.7%	50

Recast of Retail Segment

Beginning with the fourth quarter of 2025, we aggregated our previously reported U.S. Retail operating segment and Canada Retail operating segment into a single reportable segment, the Retail segment, due to the similar nature of their operations and economic characteristics. This aggregation had no impact on our historical consolidated financial position, results of operations, or cash flows. All prior period segment information has been recast to conform to the current reporting segment presentation. The below tables present amounts for the first, second, and third quarters of 2025 and 2024 recast to conform to the current reporting segment presentation.

	Three months ended
(dollars in thousands)	May 3, 2025		May 4, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Comparable Sales
Segment net sales:
Retail	$627,145	86.7%	$676,879	86.7%	$(49,734)	(7.3)%	(7.5)%
Brand Portfolio	95,898	13.3	104,130	13.3	(8,232)	(7.9)%	(27.0)%
Total segment net sales	723,043	100.0%	781,009	100.0%	(57,966)	(7.4)%	(7.8)%
Elimination of intersegment net sales	(36,134)		(34,413)		(1,721)	5.0%
Consolidated net sales	$686,909		$746,596		$(59,687)	(8.0)%
Segment gross profit:							Basis Point Change
Retail	$268,200	42.8%	$300,782	44.4%	$(32,582)	(10.8)%	(160)
Brand Portfolio	26,671	27.8%	33,477	32.1%	(6,806)	(20.3)%	(430)
Total segment gross profit	294,871	40.8%	334,259	42.8%	(39,388)	(11.8)%	(200)
Net recognition (elimination) of intersegment gross profit	255		(4,248)		4,503
Consolidated gross profit	$295,126	43.0%	$330,011	44.2%	$(34,885)	(10.6)%	(120)
Segment operating expenses:
Retail	$228,227	36.4%	$233,413	34.5%	$(5,186)	(2.2)%	190
Brand Portfolio	26,507	27.6%	34,385	33.0%	(7,878)	(22.9)%	(540)
Total segment operating expenses	254,734	35.2%	267,798	34.3%	(13,064)	(4.9)%	90
Corporate	47,128		55,695		(8,567)	(15.4)%
Consolidated operating expenses	$301,862	43.9%	$323,493	43.3%	$(21,631)	(6.7)%	60
Segment operating profit:
Retail	$39,973	6.4%	$67,369	10.0%	$(27,396)	(40.7)%	(360)
Brand Portfolio	2,591	2.7%	1,956	1.9%	635	32.5%	80
Total segment operating profit	42,564	5.9%	69,325	8.9%	(26,761)	(38.6)%	(300)
Corporate/Eliminations	(49,826)		(59,943)		10,117	(16.9)%
Consolidated operating profit (loss)	$(7,262)	(1.1)%	$9,382	1.3%	$(16,644)	NM	NM

	Three months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Comparable Sales
Segment net sales:
Retail	$686,003	90.4%	$716,491	88.2%	$(30,488)	(4.3)%	(4.5)%
Brand Portfolio	73,157	9.6	95,993	11.8	(22,836)	(23.8)%	(29.2)%
Total segment net sales	759,160	100.0%	812,484	100.0%	(53,324)	(6.6)%	(5.0)%
Elimination of intersegment net sales	(19,398)		(40,584)		21,186	(52.2)%
Consolidated net sales	$739,762		$771,900		$(32,138)	(4.2)%
Segment gross profit:							Basis Point Change
Retail	$299,472	43.7%	$318,003	44.4%	$(18,531)	(5.8)%	(70)
Brand Portfolio	18,508	25.3%	26,635	27.7%	(8,127)	(30.5)%	(240)
Total segment gross profit	317,980	41.9%	344,638	42.4%	(26,658)	(7.7)%	(50)
Net recognition (elimination) of intersegment gross profit	4,953		(5,089)		10,042
Consolidated gross profit	$322,933	43.7%	$339,549	44.0%	$(16,616)	(4.9)%	(30)
Segment operating expenses:
Retail	$230,763	33.6%	$231,378	32.3%	$(615)	(0.3)%	130
Brand Portfolio	24,692	33.8%	31,259	32.6%	(6,567)	(21.0)%	120
Total segment operating expenses	255,455	33.6%	262,637	32.3%	(7,182)	(2.7)%	130
Corporate	42,007		50,894		(8,887)	(17.5)%
Consolidated operating expenses	$297,462	40.2%	$313,531	40.6%	$(16,069)	(5.1)%	(40)
Segment operating profit (loss):
Retail	$68,709	10.0%	$86,625	12.1%	$(17,916)	(20.7)%	(210)
Brand Portfolio	(3,606)	(4.9)%	(2,053)	(2.1)%	(1,553)	75.6%	(280)
Total segment operating profit	65,103	8.6%	84,572	10.4%	(19,469)	(23.0)%	(180)
Corporate/Eliminations	(38,520)		(55,983)		17,463	(31.2)%
Consolidated operating profit	$26,583	3.6%	$28,589	3.7%	$(2,006)	(7.0)%	(10)

	Six months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Comparable Sales
Segment net sales:
Retail	$1,313,148	88.6%	$1,393,370	87.5%	$(80,222)	(5.8)%	(6.0)%
Brand Portfolio	169,055	11.4	200,123	12.5	(31,068)	(15.5)%	(28.1)%
Total segment net sales	1,482,203	100.0%	1,593,493	100.0%	(111,290)	(7.0)%	(6.4)%
Elimination of intersegment net sales	(55,532)		(74,997)		19,465	(26.0)%
Consolidated net sales	$1,426,671		$1,518,496		$(91,825)	(6.0)%
Segment gross profit:							Basis Point Change
Retail	$567,672	43.2%	$618,785	44.4%	$(51,113)	(8.3)%	(120)
Brand Portfolio	45,179	26.7%	60,112	30.0%	(14,933)	(24.8)%	(330)
Total segment gross profit	612,851	41.3%	678,897	42.6%	(66,046)	(9.7)%	(130)
Net recognition (elimination) of intersegment gross profit	5,208		(9,337)		14,545
Consolidated gross profit	$618,059	43.3%	$669,560	44.1%	$(51,501)	(7.7)%	(80)
Segment operating expenses:
Retail	$458,990	35.0%	$464,791	33.4%	$(5,801)	(1.2)%	160
Brand Portfolio	51,199	30.3%	65,644	32.8%	(14,445)	(22.0)%	(250)
Total segment operating expenses	510,189	34.4%	530,435	33.3%	(20,246)	(3.8)%	110
Corporate	89,135		106,589		(17,454)	(16.4)%
Consolidated operating expenses	$599,324	42.0%	$637,024	42.0%	$(37,700)	(5.9)%	—
Segment operating profit (loss):
Retail	$108,682	8.3%	$153,994	11.1%	$(45,312)	(29.4)%	(280)
Brand Portfolio	(1,015)	(0.6)%	(97)	—%	(918)	946.4%	(60)
Total segment operating profit	107,667	7.3%	153,897	9.7%	(46,230)	(30.0)%	(240)
Corporate/Eliminations	(88,346)		(115,926)		27,580	(23.8)%
Consolidated operating profit	$19,321	1.4%	$37,971	2.5%	$(18,650)	(49.1)%	(110)

	Three months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Comparable Sales
Segment net sales:
Retail	$687,741	87.1%	$698,999	86.2%	$(11,258)	(1.6)%	(2.1)%
Brand Portfolio	101,923	12.9	111,492	13.8	(9,569)	(8.6)%	(21.5)%
Total segment net sales	789,664	100.0%	810,491	100.0%	(20,827)	(2.6)%	(2.4)%
Elimination of intersegment net sales	(37,253)		(33,297)		(3,956)	11.9%
Consolidated net sales	$752,411		$777,194		$(24,783)	(3.2)%
Segment gross profit:							Basis Point Change
Retail	$309,975	45.1%	$301,565	43.1%	$8,410	2.8%	200
Brand Portfolio	28,968	28.4%	31,313	28.1%	(2,345)	(7.5)%	30
Total segment gross profit	338,943	42.9%	332,878	41.1%	6,065	1.8%	180
Net recognition of intersegment gross profit	676		937		(261)
Consolidated gross profit	$339,619	45.1%	$333,815	43.0%	$5,804	1.7%	210
Segment operating expenses:
Retail	$237,017	34.5%	$230,580	33.0%	$6,437	2.8%	150
Brand Portfolio	23,812	23.4%	27,150	24.4%	(3,338)	(12.3)%	(100)
Total segment operating expenses	260,829	33.0%	257,730	31.8%	3,099	1.2%	120
Corporate	39,227		39,097		130	0.3%
Consolidated operating expenses	$300,056	39.9%	$296,827	38.2%	$3,229	1.1%	170
Segment operating profit:
Retail	$72,958	10.6%	$70,985	10.2%	$1,973	2.8%	40
Brand Portfolio	8,256	8.1%	7,747	6.9%	509	6.6%	120
Total segment operating profit	81,214	10.3%	78,732	9.7%	2,482	3.2%	60
Corporate/Eliminations	(38,551)		(55,916)		17,365	(31.1)%
Consolidated operating profit	$42,663	5.7%	$22,816	2.9%	$19,847	87.0%	280

	Nine months ended
(dollars in thousands)	November 1, 2025		November 2, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Comparable Sales
Segment net sales:
Retail	$2,000,889	88.1%	$2,092,369	87.0%	$(91,480)	(4.4)%	(4.7)%
Brand Portfolio	270,978	11.9	311,615	13.0	(40,637)	(13.0)%	(25.9)%
Total segment net sales	2,271,867	100.0%	2,403,984	100.0%	(132,117)	(5.5)%	(5.1)%
Elimination of intersegment net sales	(92,785)		(108,294)		15,509	(14.3)%
Consolidated net sales	$2,179,082		$2,295,690		$(116,608)	(5.1)%
Segment gross profit:							Basis Point Change
Retail	$877,647	43.9%	$920,350	44.0%	$(42,703)	(4.6)%	(10)
Brand Portfolio	74,147	27.4%	91,425	29.3%	(17,278)	(18.9)%	(190)
Total segment gross profit	951,794	41.9%	1,011,775	42.1%	(59,981)	(5.9)%	(20)
Net recognition (elimination) of intersegment gross profit	5,884		(8,400)		14,284
Consolidated gross profit	$957,678	43.9%	$1,003,375	43.7%	$(45,697)	(4.6)%	20
Segment operating expenses:
Retail	$696,007	34.8%	$695,371	33.2%	$636	0.1%	160
Brand Portfolio	75,011	27.7%	92,794	29.8%	(17,783)	(19.2)%	(210)
Total segment operating expenses	771,018	33.9%	788,165	32.8%	(17,147)	(2.2)%	110
Corporate	128,362		145,686		(17,324)	(11.9)%
Consolidated operating expenses	$899,380	41.3%	$933,851	40.7%	$(34,471)	(3.7)%	60
Segment operating profit:
Retail	$181,640	9.1%	$224,979	10.8%	$(43,339)	(19.3)%	(170)
Brand Portfolio	7,241	2.7%	7,650	2.5%	(409)	(5.3)%	20
Total segment operating profit	188,881	8.3%	232,629	9.7%	(43,748)	(18.8)%	(140)
Corporate/Eliminations	(126,897)		(171,842)		44,945	(26.2)%
Consolidated operating profit	$61,984	2.8%	$60,787	2.6%	$1,197	2.0%	20
NM - Not meaningful

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales	$713,589	$713,572	$2,892,671	$3,009,262
Cost of sales	(410,877)	(430,989)	(1,632,281)	(1,723,304)
Gross profit	302,712	282,583	1,260,390	1,285,958
Operating expenses	(319,853)	(311,983)	(1,219,233)	(1,245,834)
Income from equity investments	2,921	4,126	11,026	13,145
Impairment charges	—	(580)	(4,419)	(18,336)
Operating profit (loss)	(14,220)	(25,854)	47,764	34,933
Interest expense, net	(10,383)	(11,130)	(45,338)	(45,291)
Non-operating income (expenses), net	(88)	140	(192)	(372)
Income (loss) before income taxes	(24,691)	(36,844)	2,234	(10,730)
Income tax benefit (provision)	6,504	(1,312)	(6,958)	755
Loss from equity investment	(847)	—	(847)	—
Net loss	(19,034)	(38,156)	(5,571)	(9,975)
Net income attributable to redeemable noncontrolling interest	(958)	(12)	(2,803)	(574)
Net loss attributable to Designer Brands Inc.	$(19,992)	$(38,168)	$(8,374)	$(10,549)
Diluted loss per share attributable to Designer Brands Inc.	$(0.40)	$(0.80)	$(0.17)	$(0.20)
Weighted average diluted shares	49,633	47,919	49,136	53,657

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	January 31, 2026	February 1, 2025
ASSETS
Current assets:
Cash and cash equivalents	$50,871	$44,752
Receivables, net	59,444	50,371
Inventories	563,547	599,751
Prepaid expenses and other current assets	34,286	39,950
Total current assets	708,148	734,824
Property and equipment, net	213,291	208,199
Operating lease assets	675,648	701,621
Goodwill	130,837	130,386
Intangible assets, net	81,242	84,639
Deferred tax assets	35,882	43,324
Equity investments	56,260	56,761
Other assets	46,325	49,470
Total assets	$1,947,633	$2,009,224
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$236,195	$271,524
Accrued expenses	170,014	152,153
Current maturities of long-term debt	6,750	6,750
Current operating lease liabilities	175,515	159,924
Total current liabilities	588,474	590,351
Long-term debt	428,206	484,285
Non-current operating lease liabilities	596,587	635,076
Other non-current liabilities	46,606	17,737
Total liabilities	1,659,873	1,727,449
Redeemable noncontrolling interest	5,274	3,284
Total shareholders' equity	282,486	278,491
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$1,947,633	$2,009,224

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Operating expenses	$(319,853)	$(311,983)	$(1,219,233)	$(1,245,834)
Non-GAAP adjustments:
Restructuring and integration costs	3,180	1,729	13,063	11,843
Acquisition-related costs	—	—	—	2,154
Total non-GAAP adjustments	3,180	1,729	13,063	13,997
Adjusted operating expenses	$(316,673)	$(310,254)	$(1,206,170)	$(1,231,837)
Operating profit (loss)	$(14,220)	$(25,854)	$47,764	$34,933
Non-GAAP adjustments:
Restructuring and integration costs	3,180	1,729	13,063	11,843
Acquisition-related costs	—	—	—	2,154
Impairment charges	—	580	4,419	18,336
Total non-GAAP adjustments	3,180	2,309	17,482	32,333
Adjusted operating profit (loss)	$(11,040)	$(23,545)	$65,246	$67,266
Net loss attributable to Designer Brands Inc.	$(19,992)	$(38,168)	$(8,374)	$(10,549)
Non-GAAP adjustments:
Restructuring and integration costs	3,180	1,729	13,063	11,843
Acquisition-related costs	—	—	—	2,154
Impairment charges	—	580	4,419	18,336
Foreign currency transaction losses (gains)	88	(141)	192	371
Total non-GAAP adjustments before tax effect	3,268	2,168	17,674	32,704
Tax effect on above non-GAAP adjustments	(1,083)	13,567	(5,199)	(8,458)
Valuation allowance change on deferred tax assets	1,280	1,116	1,354	768
Total non-GAAP adjustments, after tax	3,465	16,851	13,829	25,014
Net income attributable to redeemable noncontrolling interest	958	12	2,803	574
Adjusted net income (loss)	$(15,569)	$(21,305)	$8,258	$15,039
Diluted loss per share	$(0.40)	$(0.80)	$(0.17)	$(0.20)
Adjusted diluted earnings (loss) per share	$(0.31)	$(0.44)	$0.16	$0.27

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the Retail segment. Comparable sales in Canada exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com